FILED
        IN THE OFFICE OF THE
     SECRETARY OF STATE OF THE
          STATE OF NEVADA

             Aug 10 1995

   DEAN HELLER SECRETARY OF STATE
        No. /s/ Dean Heller
               4011-87

                               ARTICLES OF MERGER

                                       AND

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                                 PROMOTEL, INC.

                                      AND

                                 PROMOTEL, INC.

            AGREEMENT OF MERGER entered into on July 11, 1995 by PROMOTEL, INC., a Nevada corporation, and PROMOTEL, INC., an unrelated Delaware corporation, as approved by the Board of Directors of each of said corporations:

                                R E C I T A L S:

            A. The constituent corporations desire to merge into a single corporation.

            B. PromoTel, Inc., a Delaware corporation, (the "Disappearing Corporation") filed it Certificate of Incorporation in the office of the Secretary of State of Delaware on May 18, 1995 and has an authorized capital stock consisting of Thirty Million (30,000,000) shares of Common Stock of the par value of one/thousandth cent ($.00l) each, of which 8,000,000 shares of such Common Stock are now issued and outstanding.

            C. PromoTel, Inc., a Nevada Corporation, (the


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

"Surviving Corporation") filed its Articles of Incorporation in the office of the Secretary of State of Nevada on May 27, 1987 and has an authorized capital stock consisting of One Hundred Million (100,000,000) Common Shares of the par value of one/thousandth cent ($.001) each, and One Million (1,000,000) Preferred Shares, amounting in the aggregate to One Hundred and One Thousand Dollars ($101,000.00), of which capital stock 8,856,215 shares are now issued and outstanding.

            D. The principal office of the Surviving Corporation in the state of Nevada as the Effective Date of this merger, will be located c/o United Corporate Services, and the name and address of its resident agent will be, as the Effective Date of this merger, United Corporate Services, 841 East Second Street, Carson City, Nevada 89701. The principal office of the Disappearing Corporation in the state of Delaware is located c/o The Corporate Company, and the name and address of its registered agent is The Corporate Company, 3 Chritine Center, 201 North Walnut Street, Wilmington, Delaware 19898.

            E. The laws of the jurisdiction of incorporation of the Disappearing Corporation and of the Surviving Corporation each permit the merger of a business corporation of said respective jurisdiction with and into a business corporation of another


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

jurisdiction.

            NOW, THEREFORE, the corporations, parties to this agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, have agreed and do hereby agree each with the other that the Disappearing Corporation merge into The Surviving Corporation, and do hereby agree upon and prescribe the terms and conditions of said merger and of carrying the same into effect, and the manner and basis of causing the shares of the disappearing corporation to constitute or be converted into shares of the surviving corporation as follows:

            1. The Disappearing Corporation, hereby merges into the Surviving Corporation.

            2. The separate existence of the Disappearing Corporation shall cease upon the effective date of the merger in accordance with the provisions of the laws of the State of Delaware, the jurisdiction of incorporation of said corporation. The effective date of the merger will be July 11, 1995.

            3. The Articles of Incorporation of the Surviving Corporation are to be and remain the Articles of Incorporation of the Surviving Corporation, to continue in full force and effect until amended in the manner prescribed by the General Corporation


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Law of Nevada.

            4. The bylaws of the Surviving Corporation, upon the effective date of the merger in the State of Nevada, shall be the bylaws of said Surviving Corporation and shall Continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Nevada.

            5. The directors and officers in office of the Surviving Corporation, upon the effective date of the merger in the State of Nevada, shall continue to be the members of the board of directors and the officers of the Surviving Corporation, all off whom shall hold their directorships and offices until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

            6. The Eight Million (8,000,000) shares of the Disappearing Corporation outstanding prior to the merger shall, upon the completion of the merger on the effective date thereof, be converted into Eight Million (8,000,000) shares of the Common Stock of the Surviving Corporation. Each share of the Surviving Corporation's Common Stock shall remain unchanged and holders of the Surviving Corporation's Common Stock shall not be entitled to


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appraisal or dissenters' rights in connection with the merger.

            7. The terms and conditions of the merger are as follows:

                  (a) The Disappearing Corporation shall pay all expenses of carrying this agreement of merger into effect and of accomplishing the merger.

                  (b) Upon the date when this agreement shall become effective, the separate existence of the Disappearing Corporation, shall cease, and the Disappearing Corporation shall be merged into the Surviving Corporation, in accordance with the provisions of this agreement, which Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature and be subject to all the restrictions, disabilities and duties of each of the corporations, parties to this agreement, and all and singular, the rights, privileges, powers and franchises of each of said corporations, and all property, real, personal and mixed, and all debts due to each of such corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the constituent corporations shall be vested in the Surviving Corporation; and all property rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective constituent corporations, and the title to any real or personal property, whether by deed or otherwise, vested in any of said corporations, parties hereto, shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon the property of any of said corporations, parties hereto, shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the time of the merger, and all debts, liabilities and duties of the Disappearing Corporation shall thenceforth attach to the said Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                  (d) If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of said Disappearing Corporation, the proper officers and directors of said Disappearing Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such


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

property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this agreement of merger.

            (e) (i) The Surviving Corporation reserves the right to amend, alter, change or repeal any provision contained in this agreement of merger which may be contained in the Articles of Incorporation of a corporation organized under the laws of the State of Nevada in the manner now or hereafter prescribed by said laws of the State of Nevada, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  (ii) Notwithstanding the foregoing, this agreement of merger may be amended at any time prior to the Effective Time, by written agreement of the Boards of Directors of each of the Disappearing Corporation and the Surviving Corporation.

            8. The mode of carrying this merger into effect is as follows:

                  (a) This Agreement and Plan of Merger is signed by at least a majority of the directors of each corporation that is a party to this merger.

                  (b) This agreement has been approved by the holders of Ninety-two (92%) of the outstanding stock of the Surviving Corporation and One Hundred (1O0%) percent of the Disappearing Corporation.


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

                  (a) This agreement of merger is required to be authorized, adopted, or approved, as the case may be, by the shareholders of the Disappearing corporation in accordance with the laws of the State of Delaware. The shareholders of the Disappearing Corporation have the right to dissent and seek appraisal for the fair value of their shares.

                  (d) This agreement has been submitted to the shareholders of the Disappearing Corporation for their written consent as provided by Section 228 of the Delaware General Corporation Law. Shareholders of the Disappearing Corporation representing not less than a majority of each class of the issued and outstanding shares of said corporation entitled to vote thereon (even though their right to vote be otherwise restricted or denied) shall be required for the adoption of this agreement.

                  (e) After this agreement has been duly adopted by the respective shareholders of each constituent corporation, that fact shall be set forth in a certificate attached to the agreement by the secretary or assistant secretary of each such corporation, and the agreement so adopted and certified shall be signed by the president or vice-president and the secretary or assistant secretary of each corporate party hereto and acknowledged by the president or vice president of each corporate party hereto to be


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

the respective act, deed and agreement of each such corporation, and the agreement so certified and acknowledged shall be filed in the office of the respective Secretary of State of Delaware and Nevada and a copy thereof duly certified by the Secretary of State shall be recorded in the office of the Clerk of Carson City, and shall be effective from the filing thereof in the office of the Secretary of State of Nevada.

            9. In the event that the merger herein provided for shall have been fully authorized in accordance with the provisions of the laws of the jurisdictions of incorporation of the Disappearing Corporation and the Surviving Corporation, the Disappearing Corporation and the Surviving Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Nevada and of the State of Delaware and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger (the "Effective Time").

            10. Anything contained herein to the contrary notwithstanding, this Agreement and Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time, whether before or after approval and adoption by the shareholders of the Disappearing Corporation, without liability


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

on the part of either party to the other (i) by mutual consent of the Boards of Directors of the constituent corporations, (ii) at the option of either of the constituent corporations, if there is threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or regulatory or administrative agency or commission requesting or looking toward on order, injunction, or similar order which prohibits the consummation or the transactions contemplated by this Agreement and Plan of Merger, or (iii) at the option of the Surviving Corporation if there should be any action, matter or thing which in the opinion of the Board of Directors of the Surviving Corporation would impose any material limitation on the Surviving Corporation effectively succeeding to or exercising full rights of ownership of the Disappearing Corporation or the business or the assets of the Disappearing Corporation.

            11. The Disappearing Corporation agrees to conduct its business in the ordinary and usual course prior to the consummation of the merger and the Effective Time.

            12. The Board of Directors and the proper officers of the Disappearing Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file,


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

and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

            IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused these presents to be executed by the president, secretary and a majority of the directors of each party hereto, and the corporate seal affixed.

                                         PROMOTEL, INC.
                                         (the Surviving Corporation)


                                     By: /s/ Bradley R. Wilson
                                         --------------------------------
                                             Bradley R. Wilson, President
                                               and Director


                                         X /s/ Steven A. Sanders
                                         --------------------------------
                                             Steven A. Sanders, Secretary
                                                and Director

(Corporate Seal)

ATTEST:


/s/ Phyllis R. Gottesman
------------------------
                                         Sworn to before me this 11 day
                                         of July, 1995.


                                         /s/ James Eisberg
                                         --------------------------------
                                             Notary Public

                                                  JAMES EISSERG
                                        Notary Public, State of New York
                                                  No. 6164215
                                          Qualified in New York County
                                      Commission Expires February 28, 1997

        RECEIVED
      AUG 10 1995

   Secretary of State


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

                                     PROMOTEL, INC.
                                     (the Disappearing Corporation)


                                     By: /s/ Frank C. Magliato
                                         ------------------------------------
                                             Frank C. Magliato, President


                                     By: /s/ Frank C. Magliato
                                         ------------------------------------
                                             Frank C. Magliato, Sole Director

Corporate Seal

ATTEST:


/s/ Phyllis R. Gottesman
------------------------

                                         Sworn to before me this 11 day
                                         of July, 1995.


                                         /s/ James Eisberg
                                         --------------------------------
                                             Notary Public

                                                  JAMES EISBERG
                                        Notary Public, State of New York
                                                  No. 6164215
                                          Qualified in New York County
                                      Commission Expires February 28, 1997

                                                                 RECEIVED
                                                               AUG 10 1995

                                                            Secretary of State


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